UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2008, Doug Stukel resigned his position as a director of Capital Growth Systems, Inc. (the “Company”) to be effective as of that date. He advised the Company that his resignation was motivated to make available a seat on the Board to be filled by an independent director, so as to facilitate the Company’s ability to meet independence standards in the event of application for a national listing, as well as to free up time to pursue personal interests. He advised the Board that he continues to be supportive of its management and business development efforts. The Company has not yet filled the vacancy created by such resignation. The Company expressed extreme gratitude for Mr. Stukel’s years of service as a Director - as well as his prior years of service as an Officer - and wished him luck in his future endeavors.

Item 9.01 Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Jim McDevitt
Jim McDevitt
Chief Financial Officer

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